 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 25, 2013

Carrollton Bancorp
(Exact Name of Registrant as Specified in Charter)

Maryland	000-23090	52-1660951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7151 Columbia Gateway Drive, Suite A, Columbia, Maryland		21046
(Address of Principal Executive Offices)		(ZIP Code)

Registrant’s telephone number, including area code (410) 312-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)  The Board of Directors (the “Board”) of Carrollton Bancorp (the “Company”) adopted Amended and Restated Bylaws, effective upon adoption, on January 24, 2013.  The Amended and Restated Bylaws (“Bylaws”) amend the previous bylaws by amending Article I, Section 1 to eliminate the requirement that the annual meeting of stockholders be held in April of each year and instead provide that the annual meeting will be held on such date as fixed by the Board.

The Board decided to amend the bylaws to eliminate the need to hold the annual stockholders’ meeting in April because of the difficulty in closing the books and preparing the required documentation in time to hold the annual meeting in April.  For the 2013 annual meeting of stockholders in particular, the Board has determined that it is in the best interests of the Company and its stockholders to delay the annual meeting until after the closing of the pending merger with Jefferson Bancorp, Inc.; since this will likely require a delay from the typical annual meeting date, the Board determined that the amendment to the Bylaws was appropriate.   In accordance with the Agreement and Plan of Merger between the Company, Jefferson Bancorp, Inc. and Financial Services Partners Fund I, LLC dated as of April 8, 2012, the Company received Jefferson Bancorp, Inc.’s written consent to amend the Bylaws as described above prior to the Board’s adoption of the Amended and Restated Bylaws.

The full Amended and Restated Bylaws is filed as Exhibit 3.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.1	Amended and Restated Bylaws of Carrollton Bancorp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLLTON BANCORP

	By:	/s/ Robert A. Altieri
Name: Robert A. Altieri
Date: January 25, 2013	Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Bylaws of Carrollton Bancorp